Exhibit 12.1

                               FOUR M CORPORATION
                       RATIO OF EARNINGS TO FIXED CHARGES
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

                                                Five Months
                                                   Ended
                                                December 31,                                        Fiscal Year Ended July 31,
                                 ----------------------------------------------------------------------------------------------
                                     1996           1995           1996        1995           1994          1993         1992
                                 ----------------------------------------------------------------------------------------------
Interest expense................ $    10,106   $     1,589    $     7,565  $     5,607   $     5,448   $     4,948  $     5,903

Rent expense....................       3,555         2,051          5,041        4,613         4,984         4,997        5,442

One third rent expense..........       1,185           684          1,680        1,538         1,661         1,666        1,814
                                     -------     ---------       --------    ---------      --------      --------     --------

Fixed charges................... $    11,291   $     2,273    $     9,245  $     7,145   $     7,109   $     6,614  $     7,717



IBT............................. $   (3,573)         6,588    $     8,930  $    16,457   $    (3,802)  $     1,435  $     1,435

Fixed charges from above........      11,291         2,273          9,245        7,145         7,109         6,614        7,717
                                    --------      --------       --------     --------      --------      --------     --------



Earnings, as defined............ $     7,718   $     8,861    $   18,175   $    23,602   $     3,307   $     6,232  $     9,152

Ratio of earnings to fixed
charges.........................         .7x          3.9x           2.0x         3.3x          0.5x          1.0x          .7x
                                   ---------     ---------      ---------    ---------     ---------     ---------   ----------
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